Exhibit 99.1

Press Release

Contacts
Industry Information	Investor Relations
Jayson Schkloven	Alan Roden
Merritt Group	Verint Systems Inc.
(703) 390-1529	(631) 962-9304
schkloven@merrittgrp.com	alan.roden@verint.com

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

GAAP Revenue of $130 million; Increases 40% year-over-year

Non-GAAP Revenue of $137 Million; Increases 49% year-over-year

GAAP Loss Per Share of $1.39

Non-GAAP Earnings Per Diluted Share of $0.08

MELVILLE, N.Y., September 10, 2007—Verint Systems Inc. (VRNT.PK), a leading provider of analytic software-based solutions for workforce-enterprise optimization and security, today announced record revenue on a generally accepted accounting principles (“GAAP”) basis of $129,563,000 for the second quarter of fiscal 2007, a 40% increase compared with GAAP revenue of $92,258,000 for the second quarter of fiscal 2006. Net loss attributable to common shareholders on a GAAP basis was $44,772,000 for the second quarter of fiscal 2007, ended July 31, 2007 ($1.39 per share).

On a non-GAAP basis, Verint announced record revenue of $137,032,000 for the second quarter of fiscal 2007, a 49% increase compared with GAAP revenue of $92,258,000 for the second quarter of fiscal 2006. The increase in revenue is attributable to the revenue contribution from Witness Systems, which was acquired by Verint on May 25, 2007. Non-GAAP revenue includes the contracted value of Witness maintenance and professional services contracts. Net income available to common shareholders on a non-GAAP basis was $2,604,000 for the second quarter of fiscal 2007 ($0.08 per diluted share). A reconciliation between preliminary unaudited results on a GAAP basis and preliminary unaudited results on a non-GAAP basis is provided in a table immediately following the unaudited preliminary non-GAAP information. Non-GAAP adjustments consist primarily of purchase accounting adjustments, such as amortization of acquisition-related intangibles and revenue fair value adjustments, as well as stock-based compensation, integration and restructuring costs and other one-time charges.

Dan Bodner, President and CEO of Verint, stated, “During the quarter we completed the highly strategic acquisition of Witness Systems, creating the leading provider of workforce and enterprise optimization solutions and giving us larger scale to better address both the security and enterprise markets. Our focus during the second quarter was on successfully integrating Witness’ business and we are pleased with our progress. We are also pleased with the strong order activity in both the enterprise and security segments, reflecting continued demand for our actionable intelligence solutions.”

During the second quarter, the Company paid down $40 million of its bank debt and ended the quarter with cash, cash equivalents, bank time deposits and short-term investments of $116,527,000.

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

Conference Call Information

The Company will be conducting a conference call to review its second quarter fiscal 2007 preliminary unaudited results today at 4:30 PM ET. An on-line, real-time Web cast of the conference call will be available on our website at www.verint.com. The conference call can also be accessed live via telephone at (913) 312-1229. Please dial in 5-10 minutes prior to the scheduled start time. A replay of the conference call will be available on our website at www.verint.com until October 31, 2007.

Note About Unaudited Preliminary Financials

As previously disclosed by Verint, neither Comverse Technology, Inc.’s Special Committee investigation nor Verint’s own internal review of certain related accounting matters is yet complete. As a result, accounting periods relating to the information contained in this Press Release are still open and subject to further adjustments, and the financial information contained in this Press Release is preliminary, not complete, and expected to change.

All financial periods as to which we have not filed periodic reports remain “open”, i.e., subject to further adjustment, until we file the periodic report with respect to such period with the SEC. Verint last filed a periodic report with the SEC for the quarter ending October 31, 2005. For each open period since that time, we have made certain estimates and judgments related to contingent assets and liabilities. If estimates and judgments made in an earlier open period are revisited in a later period based on more current information, then the amounts recorded in an earlier open period may also need to be revised based on the more current information. Such changes to results in prior open periods, whether individually or in the aggregate, will affect the results, perhaps materially, of the current period, the earliest period as to which such result is applied, and all intervening periods.

The financial information contained herein also excludes any tax effects, including any possible disallowance of previous tax deductions, related to the foregoing, which tax effects have not yet been finalized. None of this information takes into account any potential impact of the adoption of FIN 48, a recent FASB interpretation regarding accounting for uncertainty in income taxes, which the Company is still in the process of implementing. Finally, none of this information has been audited or reviewed by Verint’s independent registered public accounting firm. Accordingly, this financial information (as well as the Company’s historical financial information) is expected to change, possibly materially, based on the final results of the Comverse Special Committee investigation or Verint’s internal review, the assessment of the tax impacts referred to above, and the completion of the restatement (and related audits) of Verint’s historical financial statements.

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

Financial Highlights

Financial highlights of Verint’s preliminary unaudited results for the three months ended July 31, 2007 are as follows:

Unaudited Preliminary Consolidated Statement of Operations (GAAP Basis)

(In thousands, except per share data)

Three Months Ended July 31, 2007
Revenue	$129,563
Gross Profit	72,923
Loss from Operations	(35,411)
Net Loss	(42,452)
Less: Preferred Dividends	2,320

Net Loss Attributable to Common Shareholders	(44,772)

Net Loss Per Share:
Basic & Diluted	$(1.39)

Weighted average shares:
Basic & Diluted	32,193

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

Verint provides non-GAAP revenue, non-GAAP net income and non-GAAP earnings per share data as additional information for its operations results. These measures are not in accordance with, or an alternative for, GAAP and may be different from non-GAAP measures used by other companies. The Company believes that this presentation of non-GAAP data and non-GAAP financial measures provides useful information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. In addition, the Company’s management uses these measures for reviewing the financial performance of the Company and for budgeting purposes.

Unaudited Preliminary Non-GAAP Information

(In thousands, except per share data)

Three Months Ended July 31, 2007
Revenue	$137,032
Gross Profit	87,623
Income from Operations	14,623
Net Income	$4,924
Less: Preferred Dividends	(2,320)

Net Income Available to Common Shareholders	2,604
Diluted Net Income Per Share	$0.08
Diluted Shares Outstanding	33,090

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

The reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided below:

Reconciliation of GAAP and non-GAAP Results

(In thousands)

	Three Months Ended July 31, 2007
	Revenue	Net (Loss) Income
GAAP Results	$129,563	$(42,452)
Difference between contract value and fair value of Witness maintenance and professional services contracts (1)	7,469	7,469
Amortization of purchased intangible assets	—	7,690
Stock-based compensation	—	8,684
Comverse option investigation fees	—	4,695
One-time Special Bonus Program	—	5,749
Acquisition-related charges:
In-process research and development	—	5,634
Integration expenses	—	4,752
Restructuring and asset impairment charges	—	5,361
Income tax effect of non-GAAP adjustments	—	(2,658)

Non-GAAP Results	$137,032	$4,924

(1)	GAAP requires maintenance and professional services contracts existing at the purchase date to be reduced to fair value. Fair value is defined as cost plus a reasonable profit. Contract value represents the amount customers have paid, and will continue to pay as their maintenance contracts renew.

Note: As mentioned elsewhere in this press release, all figures are preliminary, unaudited, and subject, among other things, to the completion of the Comverse Special Committee’s investigation and the Company’s own related internal review.

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

Below is a presentation of the Company’s GAAP and non-GAAP revenue by Segment:

Unaudited Revenue by Segment

(In thousands)

Three Months Ended July 31, 2007
Segment GAAP Revenue
Security	$57,593
Workforce and Enterprise Optimization (1)	71,970

Total revenue	$129,563

Segment Non-GAAP Revenue
Security	$57,593
Workforce and Enterprise Optimization (1)(2)	79,439

Total revenue	$137,032

(1)	Formerly referred to as Business Intelligence segment.
(2)	Non-GAAP Workforce and Enterprise Optimization revenues include $7,469 for the difference between the fair value and the contract value of maintenance and professional service contracts acquired from Witness, further details for which appear in the table entitled “Reconciliation of GAAP and non-GAAP Results” included herein.

Verint Reports Record Second Quarter Fiscal 2007 Preliminary Unaudited Revenue

About Verint Systems Inc.

Verint Systems Inc. (VRNT.PK), headquartered in Melville, New York, is a leading provider of analytic software-based solutions for workforce-enterprise optimization and security. Verint software, which is used by over 5,000 organizations in over 50 countries worldwide, generates actionable intelligence through the collection, retention and analysis of voice, fax, video, email, Internet and data transmissions from multiple communications networks. Visit us at our website www.verint.com.

Cautionary Note Regarding Forward-looking Statements: Certain statements and information in this release that involve expectations, plans, intentions or strategies regarding the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. They are often identified by words such as “will”, “anticipates”, “expects”, “intends”, “plans”, “believes”, “estimates” and similar expressions and statements about present trends and conditions that may extend into the future. These statements are not facts and are based upon information available to the Company as of the date of this release. The Company assumes no obligation to revise or update any such forward-looking statement except as otherwise required by law. Forward-looking statements believed true when made may ultimately prove to be incorrect. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and may cause actual results to differ materially from our current expectations. Some of the factors that could cause actual future results or conditions to differ materially from current expectations include the impact on Verint’s financial results of the Comverse Special Committee’s review of matters relating to grants of Comverse stock options and other non-options related accounting matters; the impact on Verint’s financial results arising from Verint’s internal review of certain accounting matters; the impact of governmental inquiries arising out of or related to option grants and practices and/or other accounting areas under investigation by Comverse and Verint and the risk of regulatory action or private litigation relating to the same; the effect of Verint’s failure to timely file all required reports under the Securities Exchange Act of 1934; Verint’s ability to have its common stock relisted on The NASDAQ Global Market; customer and partner concern relating to the foregoing; risk that Verint’s recent merger with Witness Systems disrupts current plans and operations and the potential difficulties in employee retention and customer satisfaction as a result of the merger; the ability to recognize the expected benefits of the merger; the impact of the substantial indebtedness incurred to finance the consummation of the merger and challenges in maintaining covenant compliance; risks relating to current and potential future litigation or regulatory inquiries or actions inherited in connection with the merger, including with respect to Witness option grants and alleged patent infringement; introducing quality products on a timely basis that satisfy customer requirements and achieve market acceptance; lengthy and variable revenue cycles create difficulty in forecasting the timing of revenue; integrating the business and personnel of Verint’s other acquisitions, including implementation of adequate internal controls; risks associated with significant foreign operations, including fluctuations in foreign currency exchange rates; aggressive competition in all of Verint’s markets, which creates pricing pressure; managing our expansion in the Asia Pacific region; risks that Verint’s intellectual property rights may not be adequate to protect its business or that others may claim that Verint or its subsidiaries infringe upon their intellectual property rights; risks associated with Verint’s ability to retain existing personnel and recruit and retain qualified personnel in all geographies in which Verint operates; decline in information technology spending; changes in the demand for Verint’s products; challenges in increasing gross margins; risks associated with changes in the competitive or regulatory environment in which Verint operates; dependence on government contracts; expected increase in Verint’s effective tax rate; risk that Verint improperly handles sensitive or confidential information or risk of misperception of such mishandling; inability to maintain relationships with value added resellers and systems integrators; difficulty of improving Verint’s infrastructure to support growth; risks associated with Comverse Technology, Inc. controlling Verint’s business and affairs; and other risks described in filings with the Securities and Exchange Commission, including our Current Report on Form 8-K filed September 10, 2007. All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Verint’s website at www.verint.com.

VERINT, the VERINT logo, ACTIONABLE INTELLIGENCE, POWERING ACTIONABLE INTELLIGENCE, STAR-GATE, RELIANT, VANTAGE, X-TRACT, NEXTIVA, ULTRA, AUDIOLOG, WITNESS, the WITNESS logo, IMPACT 360, the IMPACT 360 logo, IMPROVE EVERYTHING, EQUALITY, CONTACTSTORE, EYRETEL, BLUE PUMPKIN SOFTWARE, BLUE PUMPKIN, the BLUE PUMPKIN logo, EXAMETRIC and the EXAMETRIC logo, CLICK2STAFF, STAFFSMART, AMAE SOFTWARE and the AMAE logo are trademarks and registered trademarks of Verint Systems Inc. Other trademarks mentioned are the property of their respective owners.